Exhibit 10.21
November 6, 2009
Teresa Sussman
Associate Director
Office of Sponsored Programs
Emory University
1599 Clifton Road NE, 4th Floor
Mailstop: 1599/001/1BA
Atlanta, GA 30322

Re:	Subcontract under NIH Grant No. 5 U19 AI074073-03
Modification Number 3
Rama-Rao Amara, Principal Investigator (Emory)
Harriet Robinson, Subcontractor Investigator (Geovax, Inc.)
Dear Ms. Sussman:
By this letter I am modifying the subcontract by and between Geovax, Inc. and Emory University on the above-referenced project.
Article 4. Allocation of Funds
Funds have been increased to the amount of $1,503,286 (see attached budgets). Invoices for payment for the supplement shall be submitted separately from the prime award.
Article 5. Period of Performance
The budget period for Year 03 is September 1, 2009 through August 31, 2010.
Article 6. Reporting Procedures
(A) Technical Report: An annual technical report shall be submitted to Geovax no later than three (3) months prior to the budget end date of August 31, 2010 for inclusion in the non-competing grant application.
(B) Fiscal Report: A final invoice for year 02 shall be made to Geovax no later than forty-five (45) days after the budget end date of August 31, 2010.
All other terms and conditions of the original subcontract dated June 26, 2008 and any subsequent modifications remain in effect.
Please have an authorized official sign both copies of this modification, and return one (1) copy. Please retain the second copy for your file.
Sincerely,

/s/ Mark Reynolds	/s/ Teresa Sussman

Mark Reynolds	Teresa Sussman
Chief Financial Officer	Associate Director
Geovax, Inc.	Emory University

GeoVax Labs Inc.     –     1900 Lake Park Drive     –     Smyrna, Georgia 30080 USA     –     678-384-7220 tel      –     www.geovax.com